UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

Parabellum Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-40845 (Commission File Number)	86-2219674 (I.R.S. Employer Identification No.)

3811 Turtle Creek Blvd Suite 2125 Dallas, TX 75219 (972) 591-8349		75219 (Zip Code)

(972) 591-8349

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

As soon as practicable after this Registration Statement is declared effective.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and three-quarters of one redeemable warrant	PRBM.U	The New York Stock Exchange
Shares of Class A common stock, $0.0001 par value	PRBM	The New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PRBM.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed in its Current Report on Form 8-K (the “IPO Closing 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2021, Parabellum Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) and the sale of 12,500,000 units (the “Units”) on September 30, 2021. Each Unit consists of one share of Class A common stock, $0.0001 par value (“Class A Common Stock”) and three-quarters (3/4) of one redeemable warrant to purchase one share of Class A Common Stock (“Public Warrant”). Each whole Public Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per full share. The Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $125,000,000. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 1,875,000 Units (“Over-Allotment Units,” and the option – the “Over-Allotment Option”) solely to cover over-allotments, if any, at an offering price of $10.00 per Over-Allotment Unit. On October 15, 2021, the underwriters exercised the Over-Allotment Option in full and purchased 1,875,000 Over-Allotment Units, generating gross proceeds of $18,750,000.

Simultaneously with the exercise of the Over-Allotment Option and the sale of the Over-Allotment Units, the Company consummated a second closing of the private placement (“Private Placement”) of an aggregate of 375,000 additional warrants (the “Private Placement Warrants”), at a price of $1 per Private Placement Warrant, with Parabellum Acquisition Partners, LLC (the “Sponsor”) pursuant to a Private Placement Warrants Purchase Agreement dated as of September 27, 2021 (the “Private Placement Warrants Purchase Agreement”). The Private Placement Warrants are identical to the Warrants sold in the IPO, except as otherwise disclosed in the Registration Statement on Form S-1 (File No. 333-254763), as amended. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The second closing of the Private Placement generated additional aggregate gross proceeds of $375,000.

Item 8.01. Other Events.

A total of $145,187,500 (which amount includes $5,031,250 of deferred underwriting commissions) of the net proceeds from the IPO (including the sale of the Over-Allotment Units) and the sale of the Private Placement Warrants in the first and second closings under the Private Placement Warrants Purchase Agreement, have been placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the funds in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s public shares if the Company has not completed its initial business combination within 18 months from the closing of the IPO or during any extension period that may apply as a result of an amendment to the amended and restated certificate of incorporation, subject to applicable law, and (iii) the redemption of the Company’s public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 18 months from the closing of the IPO or with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity.

The Company’s unaudited pro forma balance sheet as of October 1, 2021 reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the second closing of the Private Placement has been issued by the Company and is filed herewith as Exhibit 99.1.

On October 18, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the exercise of the Over-Allotment Option in full and the sale of the Over-Allotment Units.

On October 20, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing that holders of the Company’s Units may elect to separately trade the Class A Common Stock and Public Warrants underlying such Units commencing on October 26, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Pro forma unaudited balance sheet of Parabellum Acquisition Corp., as of October 1, 2021
99.2	Press Release dated October 18, 2021
99.3	Press Release dated October 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARABELLUM ACQUISITION CORP.

By:	/s/ Narbeh Derhacobian
Name:	Narbeh Derhacobian
Title:	President and Chief Executive Officer

Date: October 20, 2021